SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

February 19, 2003

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ITEM 5.    OTHER EVENTS

On February 20, 2003, V. I. Technologies, Inc. (“Vitex” or the “Company”) announced the favorable settlement of a long-standing dispute with the Bureau of Alcohol, Tobacco and Firearms (BATF). As a result of this settlement, Vitex will record as of December 28, 2002, a credit of approximately $1.3 million reflecting the reversal of a previously accrued ethanol tax liability. A copy of the Vitex press release dated February 20, 2003 is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits:

 99.1    Press Release of V. I. Technologies, Inc. dated February 20, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 V. I. TECHNOLOGIES, INC.

Dated: February 20, 2003	By: /s/ John R. Barr

        John R. Barr, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of V.I. Technologies, Inc. dated February 20, 2003.